UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2010

CLEAR CHANNEL OUTDOOR

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 832-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As announced on July 26, 2010, Joseph W. Bagan, 45, commenced service as the Chief Operating Officer of the Americas division of Clear Channel Outdoor Holdings, Inc., effective as of July 19, 2010. A copy of the press release announcing Mr. Bagan’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Mr. Bagan served as the Chief Executive Officer of Sharklet Technologies, Inc., a biotechnology company, from June 2007 to June 2010, during which such time he also co-founded RevGen Partners, a consultancy for the healthcare and telecommunications industries. Prior thereto, Mr. Bagan served as Senior Vice President of the Southeast Region at Adelphia Communications Corp. from May 2004 to August 2006. Prior thereto, Mr. Bagan served as the Chief Administrative Officer and Senior Vice President of Adelphia Communications Corp. from March 2003 to April 2004.

Pursuant to the terms of his employment offer letter, Mr. Bagan will (i) receive an annual base salary of $410,000, (ii) receive certain relocation benefits, (iii) be eligible to receive an annual bonus with a bonus target equal to 100% of his base salary and (iv) be eligible to participate in employee welfare benefit plans consistent with other comparable positions. Mr. Bagan has been granted 150,000 non-qualified stock options with respect to the Class A Common Stock of Clear Channel Outdoor Holdings, Inc. pursuant to, and subject to the terms and conditions of, Clear Channel Outdoor Holdings, Inc.’s 2005 Stock Incentive Plan.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on July 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: July 26, 2010	By:	/s/ Scott D. Hamilton
		Name:	Scott D. Hamilton
		Title:	Chief Accounting Officer

INDEX TO EXHIBITS

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on July 26, 2010.